EX‑35.15

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc.

375 Park Avenue 2nd floor

J0127-023,

New York, NY 10152-023

RE: Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Colorado Mills Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014 (the “reporting period”):

(a)      A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 19, 2015

/s/ Brain Smith

Brian Smith

Vice President

To: Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of December 1, 2014, by and among RBS Commercial Funding Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Trimont Real Estate Advisors, Inc., as Trust Advisor, Wells Fargo Bank, National Association, as Certificate Administrator, as Tax Administrator and as Custodian and Wilmington Trust, National Association, as Trustee relating to the Series WFRBS 2014-C25 Commercial Mortgage Pass-Through Certificates relating to the Colorado Mills Loan Combination, a pari passu portion of which is included in the Series WFCMT 2014-LC18 Commercial Mortgage Pass-Through Certificates transaction.

To: Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable